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EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Registration Statement of Kerzner International Limited on Form S-8 of our report dated March 29, 2004, appearing in the Annual Report on Form 20-F of Kerzner International Limited and subsidiaries (the "Company") for the year ended December 31, 2003. Such report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in 2002, and the restatement of the 2002 and 2001 consolidated financial statements.

/s/  DELOITTE & TOUCHE LLP

Parsippany, New Jersey
December 8, 2004

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  EXHIBIT 23.3
Consent of Independent Registered Public Accounting Firm